UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2012

General Motors Financial Company, Inc.

Exact name of registrant as specified in its charter)

Texas	1-10667	75-2291093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3500, Fort Worth, Texas 76102

(Address of principal executive offices, including Zip Code)

(817) 302-7000

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 5, 2012, General Motors Financial Company, Inc. (“GM Financial”), General Motors Holdings LLC (“GMH”) and certain other wholly-owned international subsidiaries of General Motors Company (“GM”) entered into a new three year secured revolving credit facility (the “Facility”) containing borrowing capacity of $5.5 billion with JPMorgan Chase Bank, N.A., as the administrative agent, Citibank, N.A., as syndication agent, and a syndicate of 35 lenders. The Facility includes various sub-limits including a GM Financial borrowing sub-limit of $4.0 billion. GM Financial may borrow against this Facility from time to time for strategic initiatives and for general corporate purposes. This new Facility and a new GM five year, $5.5 billion secured revolving facility (to which GM Financial is not a party) replace the existing five year, $5.0 billion secured revolving credit facility that GM entered into in October 2010 (the “Existing Facility”).

GM, GMH and certain of GMH’s domestic subsidiaries have guaranteed the obligations under the Facility, and obligations under the Facility are secured by certain assets of GM. GM Financial and its subsidiaries do not guarantee any obligations under the Facility, and none of the assets of GM Financial and its subsidiaries secure the Facility. If GM receives an investment grade corporate rating from two or more of the following credit rating agencies: Fitch Ratings, Moody’s Investor Service and Standard & Poor’s, the Facility will no longer be required to be secured by the collateral or be guaranteed (other than by GM and GMH). Following the collateral release date, however, if GM fails to maintain investment grade ratings with at least two of the above listed ratings agencies, the subsidiary guarantees will be reinstated.

Interest rates on obligations under the Facility are based on prevailing per annum interest rates for Eurodollar loans or an alternative base rate plus an applicable margin, in each case, based upon the credit rating assigned to the Facility or GM’s corporate rating depending on certain criteria.

The Facility contains representations, warranties and covenants customary for Facility of this nature, including negative covenants restricting incurring liens, consummating mergers or sales of assets and incurring secured indebtedness, and restricting GM from making restricted payments, in each case, subject to exceptions and limitations. In addition, the Facility contains minimum liquidity covenants, which require GM to maintain at least $4.0 billion in consolidated global liquidity and at least $2.0 billion in consolidated U.S. liquidity.

Some of the lenders under the Facility and their affiliates have various relationships with GM Financial and its subsidiaries involving the provision of financial services, including cash management and investment banking services. In addition, GM Financial, through its subsidiaries, may enter into derivative arrangements with certain of the lenders and their affiliates.

The foregoing description does not constitute a complete summary of the Facility and is qualified by reference in its entirety to the full text of the Facility which will be filed with a subsequent Form 8-K filed by GM Financial.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Motors Financial Company, Inc.
(Registrant)

Date: November 5, 2012	By:	/s/ CHRIS A. CHOATE

Chris A. Choate
Executive Vice President, Chief Financial Officer and Treasurer